UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 19, 2008

Senesco Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 George Street, Suite 420, New Brunswick, New Jersey		08901
(Address of Principal Executive Offices)		(Zip Code)

(732) 296-8400
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.01               Notice of Compliance with a Continued Listing Rule or Standard; Transfer of Listing.

On March 19, 2008, Senesco Technologies, Inc. (the “Company”) received a letter from the American Stock Exchange (“AMEX”) informing the Company that it has resolved the continued listing deficiencies referenced in the AMEX’s letters dated June 15, 2007 and October 24, 2007.  The conclusion is based upon a review of publicly available information pertaining to the Company, including its Securities and Exchange Commission filings.

Senesco is now subject to the provisions of Section 1009(h) which states that if the Company, within 12 months of March 1, 2008, is again determined to be below the continued listing standards, the AMEX staff then may take appropriate action, which, depending upon the circumstances, may include providing the Company with an opportunity to submit a plan to the AMEX advising the AMEX of action the Company has taken, or will take, that would bring it into compliance with the continued listing standards, or the AMEX may immediately initiate delisting proceedings.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 25, 2008, relating to the receipt of the AMEX notification.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: March 25, 2008	By:	/s/ Bruce Galton
Name: Bruce Galton
Title: President and Chief Executive Officer